[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
____________                      _________________________________________
                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-45177 and 33-43557 of Secom General Corporation on Form S-8 of our report dated December 5, 1997 (January 11, 1999 as to Note 2), appearing in this Annual Report on Form 10-K of Secom General Corporation for the year ended September 30, 1998.


Detroit, Michigan
January 11, 1999





                                E-42